Exhibit 99.1

Sovereign Specialty Chemicals Reports Operating Results for the Second Quarter of 2004

    CHICAGO--(BUSINESS WIRE)--Aug. 2, 2004--Sovereign Specialty Chemicals, Inc. announced today its operating results for the three months ended June 30, 2004. Net sales were $106.4 million compared to $92.6 million for the three months ended June 30, 2003. Operating income was $12.7 million in the second quarter of 2004 compared to $9.1 million in the prior year. EBITDA (defined as operating income plus depreciation and amortization) on an as-reported basis was $14.9 million in the current quarter compared to $11.3 million in the three months ended June 30, 2003. The operating results for the three months ended June 30, 2004 and 2003 include the impact of costs not expected to occur in the future as detailed in the reconciliation contained in this release. As adjusted for these costs, operating income was $12.8 million for the second quarter of 2004 compared to $9.6 million for 2003, while EBITDA was $15.0 million for the second quarter of 2004 compared to $11.8 million in 2003. Similarly, for the six months ended June 30, 2004, operating income was $22.4 million compared to $16.8 million for 2003, and EBITDA for the six months ended June 30, 2004 was $27.1 million compared to $21.2 million for 2003.
    In commenting on the results, Norman E. Wells, Jr., Sovereign's CEO stated: "Sovereign had a solid quarter. Our performance was highlighted by revenue and EBITDA growth in both segments when compared to last year's second quarter. This growth, coupled with the full impacts of our previously announced plant rationalizations and manufacturing improvement initiatives resulted in significantly higher operating income."
    The company will host a conference call on August 3, 2004 at 10:00 am. (Chicago time) to discuss these results. Details for the conference call are as follows:

    Dial-in: (719) 457-2728, code 157262

    Replay: (719) 457-0820, code 157262

    The replay will be available until August 10, 2004.



Income Statement Summary
------------------------
(Dollars in  Millions)

                Three months ended            Six months ended
                      June 30                      June 30
                    (un-audited)                (un-audited)
               -------------------------- ----------------------------
                 2004          2003          2004          2003
               -------        ------       -------       -------
Net sales      $106.4  100.0% $92.6 100.0% $202.2 100.0% $182.4 100.0%
Cost of goods
 sold            74.8   70.3%  66.7  72.1%  142.9  70.7%  132.2  72.5%
               ------- ------ ----- ------ ------ ------ ------ ------
Gross profit     31.6   29.7%  25.9  27.9%   59.2  29.3%   50.2  27.5%
Selling,
 general and
 administrative
 expenses        18.9   17.8%  16.8  18.1%   37.1  18.3%   34.3  18.8%
               ------- ------ ----- ------ ------ ------ ------ ------
Operating
 income          12.7   11.9%   9.1   9.8%   22.2  11.0%   15.9   8.7%
Interest
 expense, net    (6.3)   5.9%  (6.5)  7.0%  (12.5)  6.2%  (12.8)  7.0%
               ------- ------ ----- ------ ------ ------ ------ ------
Income before
 income taxes     6.4    6.0%   2.6   2.7%    9.7   4.8%    3.1   1.7%
Income tax
 expense          1.0    0.9%   1.2   1.3%    1.4   0.7%    1.6   0.9%
               ------- ------ ----- ------ ------ ------ ------ ------
Net Income       $5.4    5.1%  $1.4   1.5%   $8.2   4.1%   $1.5   0.8%
               =======        ======       =======       =======


Selected Balance Sheet and Cash Flow Information
-------------------------------------------------
(Dollars in Millions)
                           June 30, 2004   Dec 31, 2003  June 30, 2003
                          ---------------- ------------ --------------
                                                         (un-audited)
Cash and cash equivalents            $9.9         $8.5           $6.2
Receivables                          62.9         51.2           56.8
Inventories                          31.6         26.6           31.8
Payables                             38.6         31.3           36.5
Total debt                         $210.9       $210.8         $222.6


                                        Three months     Six months
                                        ended June 30   ended June 30
                                         (unaudited)     (unaudited)
                                        ------------- ----------------
                                          2004  2003     2004    2003
                                        ------- ----- -------- -------
Depreciation and amortization             $2.2  $2.2     $4.7    $4.4
Capital expenditures                       1.2   2.7      2.1     4.6



Reconciliation from Net Income to EBITDA, Adjusted EBITDA
---------------------------------------------------------
(Dollars in Millions)                   Three months     Six months
                                        ended June 30   ended June 30
                                         (unaudited)     (unaudited)
                                        -------------- ---------------
                                          2004   2003    2004    2003
                                        ------- ------ ------- -------
Net income                                $5.4   $1.4    $8.2    $1.5
Income tax expense                         1.0    1.2     1.4     1.6
Interest expense                           6.3    6.5    12.5    12.8
                                        ------- ------ ------- -------
Operating income                         $12.7   $9.1    22.2    15.9
Depreciation and Amortization              2.2    2.2     4.7     4.4
                                        ------- ------ ------- -------
EBITDA                                   $14.9  $11.3   $26.9    20.3
Costs not expected to occur in the
 future:
  Plant closure, reorganization and other  0.1    0.5     0.2     0.9
                                        ------- ------ ------- -------
Adjusted EBITDA                          $15.0  $11.8   $27.1    21.2
Adjusted EBITDA as a percentage
 of net sales                             14.1%  12.7%   13.4%   11.6%


    Sovereign Specialty Chemicals, Inc. is a leading developer and supplier of high-performance specialty adhesives, coatings and sealants serving two primary business segments: Commercial and Construction. Since 1996, Sovereign has grown rapidly - through the strategic acquisition of established niche leaders - to become the largest privately owned adhesives manufacturer in the United States and one of the largest adhesives manufacturers in the world, public or private. Headquartered in Chicago, Illinois, USA, Sovereign comprises approximately 900 employees working in over 20 manufacturing and sales facilities worldwide to support thousands of customers. In 2003, Sovereign's revenues were $371.6 million.
    Sovereign's controlling investor is AEA Investors Inc., one of the most experienced private equity investment firms in the world. AEA's group of investors includes a global network of important business leaders, family groups, endowment funds, and select institutions.
    The non-GAAP measures, EBITDA and adjusted EBITDA data is presented because management uses EBITDA as a performance metric and we understand that such data are used by investors and other stakeholders to assess the performance of our fundamental business activities, our ability to service our indebtedness, working capital needs and capital expenditures. Nevertheless, this measure should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, the EBITDA measure included in this press release may not be comparable to similarly titled measures reported by other companies.

    Any forward-looking statements made in this release involve potential risks and uncertainties and are based on management's beliefs, information currently available to management and a number of management assumptions concerning future events. Actual results may vary materially due to changes in sales volumes, raw material and energy costs, foreign currency exchange rates, global economic demand, selling prices, competitive pressures, and changes in technology. Additional factors that may cause our actual results to vary are detailed in Sovereign's filings with the SEC, including the Form 10-K for the year ended December 31, 2003 and exhibit 99.1 to that report.

    CONTACT: Sovereign Specialty Chemicals, Inc.
             Terry D. Smith, 312-223-7972